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                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm in the Registration Statement (Form S-8 No. 333-00000) pertaining to the 1997 Stock Incentive Plan of Opinion Research Corporation and to the incorporation by reference therein of our report dated February 6, 1998, with respect to the consolidated financial statements and schedule of Opinion Research Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                                    /s/ ERNST & YOUNG LLP

MetroPark, New Jersey
September 15, 1998